




                                                                     EXHIBIT 28


    ------------------       ------------------       ------------------       ------------------       ------------------
    Oreana Power             Combustion               Yerington                Nt. Apo Corp             Central
    (Nev Ltd P)              Energy                   Acquisition              (Nev)                    Communication
    CBC-GP- 3%               (Nev)                    (Nev)                    50% NEC                  Corporation
    NEC-LP-49%               dbs Berth                                         50% GDA                  NEC 100%
    BDA-GP- 1%               Priting                  100% NEC                 (Dormant)
    GDA-LP-49%
    (Inactive)               100% NEC
    ------------------       ------------------       ------------------       ------------------       ------------------
            |                        |                        |                        |                        |
            |                        |                        |                        |                        |
            |                        |                        |                        |                        |
        |-------------------------------------------------------------------------------------------------------|
        |                                                                                                       |
        |                                                                                                       |
        |                                                                                                       |
    ------------------                                ------------------                                ------------------
    NEC                                               NEPC                                              San Jacinto
    NASDAQ-Sm Cap                                     (Nev S, Corp)                                     Energy
    2,000+ shrhldrs                                    JE Antisdel - 100%                               Corporation
    Class a-8.8x abs                                                                                    NEC 100%
    Class B-4.4x abs
    ------------------                                ------------------                                ------------------
            |                                                     |
            |                                                     |
            |                                                     |
            |-----------------------------------------------      |
            |                        |                      |     |
            |                        |                      |     |
            |                        |                      |     |
    ------------------       ------------------       ------------------                     ------------------
    San Jacinto              BGPPP, Ltd.              NEP 1, LP                              NGPP Ltd Ptr
    Power Co.                (Nev Ltd Ptr)            (Nev Ltd Ptr)                          (Nev LP)
                             NEC-GP-1%                                 --------------------  NGP-BSP-62.5%
    NEC 50.01%               NEC-Ltd-35.315%          NEPC-GP-40%                            GP-NEP-31.25%
    NWP 49.99%               22 Ltds-63.685%          NEC -LP-60%                            Ltd's-(5)-6.25%
                                                                                             (In dissolution)
    ------------------       ------------------       ------------------                     ------------------
